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                                                                    EXHIBIT 23.1

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Popular, Inc. of our report dated February 21, 2002 relating to the financial statements of Popular, Inc., which appear on page 32 of the 2001 Financial Review and Supplementary Information to Stockholders of Popular, Inc., which is incorporated by reference in Popular, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001.

/s/ PricewaterhouseCoopers LLP

San Juan, Puerto Rico
October 31, 2002